PURCHASE AGREEMENT

BETWEEN

SHAREHOLDERS OF GREAT AMERICAN FOOD CHAIN

A NEVADA PUBLIC CORPORATION

AND

SHAREHOLDERS OF FRANCHISE CAPITAL CORPORATION

A NEVADA PUBLIC CORPORATION

AGREEMENT, made this 11th day of August 2006, by and between Franchise Capital Corporation (“FCC”) and Great American Food Chain (“GAMN”).

RECITALS

WHEREAS, FCC has a ninety percent (90%) ownership interest ("Membership Interest") in Kokopelli Franchise Company, LLC, ("KFC"), which includes all KFC assets allocable to the Membership Interest, including but not limited to ownership, management, and control of KFC's restaurant concept Kokopelli Sonoran Grill and Kokopelli Fresh Mexican Grill ("Concept"), KFC's subsidiaries Kokopelli Marketing Company, LLC and Kokopelli Employment Company, LLC, all KFC corporate owned and operated stores, and KFC franchises of the Concept identified in the list attached hereto as Exhibit A, and all furniture, fixtures, equipment, intellectual property rights, logos, commercial symbols, slogans, domain names, websites, recipes, handbooks, training manuals, fixtures, signs, accounts, voting rights, and income allocable to the Membership Interest, as well as any liabilities allocable to the Membership Interest as set forth in KFC's Balance Sheet, attached hereto as Exhibit B,

WHEREAS, other third parties, as individuals and entities are owners of the remaining membership interests in KFC and are as listed in Exhibit C; and

WHEREAS, FCC agrees to transfer its Membership Interest including all assets, liabilities, voting rights, management and control allocable thereto in KFC to GAMN, pursuant to the terms of this Agreement, for the consideration recited below;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein,

THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE I

CONSIDERATION

CONSIDERATION.  FCC will transfer its Membership Interest in KFC including all assets, liabilities, voting rights, management and control allocable thereto, for the following consideration:

(a)

GAMN will assume the Promissory Note payable to AZTECA Wrap Foods, LLC ("Azteca").

(b)

GAMN will deliver to FCC's shareholders of record up to seven hundred twenty thousand six hundred and twenty-nine (720,629) shares of GAMN’s restricted common stock as of August 31, 2006.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF FCC

FCC hereby represents and warrants to GAMN that:

     1.1  FCC will transfer to GAMN its Membership Interest in KFC, including all assets and liabilities allocable thereto, and will deliver to GAMN all documents, books, records, instruments and files, and any other tangible thing in its or its attorney(s)' possession, related to KFC, upon execution of this Agreement.

     1.2  FCC Organization.  FCC is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to own its property and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

    1.3  KFC Organization.  KFC is a LLC duly organized, validly existing and in good standing under the laws of Arizona, has all necessary corporate powers to own its property and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

    1.4  Capital.  Management of FCC owns 90% control of KFC and therefore has the right to vote for the completion of this transaction. FCC represents that there are no other issued and outstanding open subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating FCC in regards to KFC.

     1.5  Financial Statements.  The most recent financial statements of the KFC are attached as Exhibit A.  The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by the KFC throughout the period indicated, and fairly represent the financial position of KFC as of the date of the Balance Sheet included in the financial statements.

     1.6  Investigation of Financial Condition.  Without in any manner reducing or otherwise mitigating the representations contained herein, GAMN and/or its attorneys shall have the opportunity to meet with the accountants and attorneys to discuss the financial condition of KFC.  FCC shall make available to GAMN and/or its attorney all books and records of KFC, once reasonable notice of such request has been given.

     1.7  Authority.  The Board of Directors of FCC has authorized the execution of this Agreement and the consummation of transactions contemplated herein, and FCC has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of FCC, and is enforceable in accordance with its terms and conditions.

     1.8  Ability to Carry Out Obligations.  The execution and delivery of this Agreement by FCC of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which either is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of FCC or KFC, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of FCC or KFC.

     1.9  Full Disclosure.  None of the representations and warranties made by FCC herein, or in any exhibit, certificate or memorandum furnished or to be furnished by either, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     1.10  Good Title.  Other than as described in Exhibit A, FCC has good and marketable title to the Membership Interest, free and clear of any liens, claims and encumbrances of any nature, form or description.

     1.11 Indemnification.  FCC agrees to defend and hold GAMN harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by FCC to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by FCC under this Agreement.

      1.13

Upon execution of this Agreement, FCC will provide GAMN with a certified shareholders list from Transfer Online and a NOBO list from ADP.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GAMN

GAMN hereby represents and warrants to FCC that:

     2.1  GAMN will assume the Note payable to Azteca and deliver up to 720,629 shares of GAMN’s restricted common stock to FCC's shareholders of record as of August 31, 2006.  FCC shareholders will receive one “1” share of GAMN for every one hundred “100” shares held of FCC.  GAMN will issue and mail certificates to all shareholders at the expense of GAMN and provide FCC with copies of all certificates issued and mailed.  GAMN will acquire FCC’s Membership Interest in KFC.

     2.2   Financial Ability.  GAMN is a Nevada corporation duly organized, validly existing and in good standing, and has the necessary wherewithal to execute this Agreement.

     2.3  Authority.  GAMN has authorized the execution of this Agreement and the consummation of transactions contemplated herein by and through its President and CEO.  GAMN’s President and CEO has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of GAMN, and is enforceable in accordance with its terms and conditions.

      2.4   Ability to Carry Out Obligations.  The execution and delivery of this Agreement by GAMN and the performance by GAMN of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which GAMN is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required except approvals required by law, if any, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of GAMN, or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of GAMN.

      2.5   Full Disclosure.  None of the representations and warranties made by GAMN herein, or in any exhibit, certificate or memorandum furnished or to be furnished by GAMN, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

      2.6   Indemnification.  GAMN agrees to defend and hold FCC and KFC harmless against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by GAMN to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by GAMN under this Agreement.

ARTICLE III

COVENANTS

     3.1  Investigative Rights.  From the date of this Agreement until the Closing date, FCC shall provide GAMN full access during normal business hours to all properties, books, contracts, commitments, and records of KFC for the purpose of examining same.

     3.2  Conduct of Business.  Prior to the Closing, KFC shall conduct its business in the normal course and FCC and KFC, shall not sell, pledge, transfer, or assign the Membership Interest or any assets of KFC without the prior written consent of GAMN.  Neither GAMN nor KFC shall amend its membership agreements, operating agreements, articles of incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets or settle or discharge any balance sheet receivable other than in the normal course of business prior to Closing.

     3.3  Required Corporate Action by GAMN.  GAMN and its officers and directors shall cause a meeting to be held as soon as practicable for the purpose of voting on the approval of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT TO GAMN'S PERFORMANCE

     4.1  Conditions.  GAMN's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article IV.  GAMN may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by GAMN of any other condition of or any of GAMN's other rights or remedies, at law or in equity, if FCC shall be in default of any of their representations, warranties, or covenants under this Agreement.

     4.2 FCC Performance.  FCC shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     4.3 Accuracy of Representations.  Except as otherwise permitted by this Agreement, all representations and warranties by FCC in this Agreement or in any written statement that shall be delivered to GAMN by FCC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

ARTICLE V

CONDITIONS PRECEDENT TO FCC PERFORMANCE

     5.1  Conditions.  FCC obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article V.  FCC may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by FCC of any other condition of or any of FCC other rights or remedies, at law or in equity, if GAMN shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2  GAMN Performance.  GAMN shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.3  Accuracy of Representations.  Except as otherwise permitted by this Agreement, all representations and warranties by GAMN in this Agreement or in any written statement that shall be delivered to FCC by GAMN under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

ARTICLE VI

CLOSING

     6.1  Closing.  The Closing of this transaction shall be held at a place and on a date mutually acceptable to the parties.

     At the Closing the parties shall deliver the following in form acceptable to counsel to the parties or as set forth herein:

By GAMN:

GAMN will assume the note payable to Azteca and deliver up to 720,629 shares of GAMN’s restricted common stock to all of FCC's shareholders of record as of August 31, 2006.

By FCC:

FCC will transfer to GAMN its Membership Interest in KFC, including all assets and liabilities attributable thereto, and will deliver to GAMN all documents, books, records, instruments and files, and any other tangible thing in its or its attorney(s)' possession, related to KFC.

ARTICLE VII

REMEDIES

     7.1  Legal Action and Costs.  If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.  Any legal action or proceeding brought for the enforcement of this Agreement shall be instituted and prosecuted in the State or Federal Courts of the Northern District of Texas, and the parties waive any right, claim, or plea with respect to any other jurisdiction or venue.

     7.2  Termination.  In addition to the other remedies, any of the parties hereto may terminate this Agreement, without liability:

          (i)  upon the failure of any condition not otherwise waived by the parties; or

          (ii)  upon mutual consent of the respective boards of directors of GAMN and FCC.

ARTICLE VIII

MISCELLANEOUS

     8.1  Captions and Headings.  The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.2  No Oral Change.  This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or, discharge is sought.

     8.3  Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged.

     8.4  Time of Essence.  Time is of the essence of this Agreement and each and every part hereof.

     8.5  Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings and merges any all such prior discussions and/or agreements herein, and there are no other understandings, written or oral agreements, or amendments of any kind.

     8.6  Choice of Law.  This Agreement is construed in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be wholly performed therein without regard to its conflicts of law rules.

     8.7

  Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     8.8  Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

GAMN Representative:

Edward Sigmond

2808 Cole Avenue

Dallas, TX 75204

FCC Representative:

Edward Heisler

20701 N. Scottsdale Rd. Suite 107-239

Scottsdale, AZ 85255

     8.9  Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives successors and assigns of each of the parties to this Agreement.

     8.10  Effect of Closing.  All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement.

     8.11  Brokers.  The parties hereto represent that no finder's fee has been paid or is payable by any party.

     8.12  Expenses.  Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     8.13  Facsimile Signatures as Originals.  Original signatures transmitted by facsimile communication shall constitute originals for the purpose of validly executing this Agreement.

AGREED TO AND ACCEPTED as of the date first above written.

Great American Food Chain:

By /s/ Edward Sigmond

     Edward Sigmond, President & C.E.O.

Franchise Capital Corporation:

By Edward C. Heisler

    Edward C. Heisler, President & C.E.O.

Exhibit A

Kokopelli Franchise Company, LLC Financial Statements

Kokopelli Sonoran Grill K101 Financial Statements

Exhibit B

Third Party Members to KFC

Kokopelli Franchise Company, LLC –

Dr. Jeffery Martin – 10% Owner

Exhibit C

Note Payable to AZTECA Wrap Foods, LLC